SIMONSEN IRON WORKS, INC.
                            FINANCIAL STATEMENTS
                             FOR THE YEAR ENDED
                           DECEMBER 31, 2004 AND
                        INDEPENDENT AUDITORS' REPORT

                          Winther, Stave & Co., LLC
                         Certified Public Accountants


1316 West 18th Street                                   1004 21st Street #4
PO Box 175                                              P.O. Box 187
Spencer, Iowa 51301-0175                                Milford, Iowa 51351
Phone 712-262-3117                                      Phone 712-338-2488
FAX 712-262-3159                                        FAX 712-338-2510



                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Simonsen Iron Works, Inc.
Spencer, IA   51301


We have audited the accompanying balance sheet of Simonsen Iron Works, Inc. as of December 31, 2004 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated March 17, 2005, except for Note 9, as to which the date was April 11, 2005, we expressed a qualified opinion on the statements of income and retained earnings and cash flows for the year ended December 31, 2004 because we did not observe the Company's physical inventory taken as of December 31, 2003. Subsequent to our previous report date, we performed sufficient additional procedures on the opening inventory balance to allow us to express an unqualified opinion on these financial statements. Accordingly, our present opinion on the statements of income and retained earnings and cash flows for the year ended December 31, 2004, as presented herein, is different from that expressed in our previous report.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Simonsen Iron Works, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.





/s/ Winther, Stave & Co., LLP




June 16, 2005

                            SIMONSEN IRON WORKS, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 2004


                                    ASSETS


CURRENT ASSETS:
        Cash (Note 3)                                $     89,816
        Accounts receivable (Note 3)                      892,812
        Inventories (Note 4)                            1,094,448
        Prepaid insurance                                  73,663
                                                     -------------
                TOTAL CURRENT ASSETS                    2,150,739
                                                     -------------

PROPERTY, PLANT, AND EQUIPMENT:
        Land                                                       103,350
        Buildings and improvements                               4,089,262
        Shop equipment                                           5,216,681
        Office equipment                                           197,455
        Transportation equipment                                   179,685
                                                              -------------
                TOTAL PROPERTY, PLANT, AND EQUIPMENT             9,786,433
        Less accumulated depreciation                            3,474,297
                                                              -------------
                PROPERTY, PLANT, AND EQUIPMENT - NET             6,312,136
                                                              -------------
OTHER ASSETS:
        Cash value of life insurance                                99,213
                                                              -------------

                TOTAL ASSETS                                    $8,562,088
                                                              =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
        Accounts payable                                       $   297,770
        Accrued expenses                                           146,764
        Accrued taxes - other                                       79,555
                                                              -------------
                TOTAL CURRENT LIABILITIES                          524,089

NOTE PAYABLE TO STOCKHOLDERS (Note 6)                              319,400
                                                              -------------

                TOTAL LIABILITIES                                  843,489
                                                              -------------

STOCKHOLDERS' EQUITY:
	Common stock, $100 par value, authorized
          1,000 shares, issued 40 shares                             4,000
        Retained earnings                                        7,714,599
                                                              -------------
                TOTAL STOCKHOLDERS' EQUITY                       7,718,599
                                                              -------------

		TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,562,088
                                                              =============




                See Accompanying Notes to Financial Statements.

                           SIMONSEN IRON WORKS, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2004



SALES                                                      $10,155,276

COST OF SALES                                                6,747,156
                                                          -------------

                GROSS PROFIT                                 3,408,120

EXPENSES:
        Selling, general, and administrative expenses        2,249,092
                                                          -------------

                OPERATING INCOME                             1,159,028
                                                          -------------

OTHER INCOME (EXPENSE):
        Interest expense                                       (32,754)
        Interest income                                          8,128
        Gain on sale of equipment                               13,786
        Other income                                             4,353
                                                          -------------
                TOTAL OTHER EXPENSES - NET                      (6,487)
                                                          -------------

                NET INCOME                                   1,152,541

LESS DISTRIBUTIONS TO STOCKHOLDERS                          (1,060,000)

RETAINED EARNINGS - BEGINNING OF YEAR                        7,622,058
                                                          -------------

RETAINED EARNINGS - END OF YEAR                           $  7,714,599
                                                          =============



                See Accompanying Notes to Financial Statements.

                           SIMONSEN IRON WORKS, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004


CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                             $1,152,541
	Adjustments to reconcile net income to net
         cash provided from operating activities:
                Depreciation                                      297,419
                Gain on sales of equipment                       (13,786)
	Change in assets and liabilities:
                Accounts receivable                             (164,582)
                Inventories                                      (12,839)
                Prepaid insurance                                (46,769)
                Cash value of life insurance                      (4,823)
                Accounts payable                                  12,766
                Accrued expenses                                  26,740
                Accrued taxes - other                             57,166
                                                            --------------

                  NET CASH PROVIDED BY OPERATING ACTIVITIES    1,303,833
                                                            --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Proceeds from sale of equipment                           30,141
        Purchases of property, plant, and equipment           (1,291,772)
                                                            --------------
                  NET CASH USED BY INVESTING ACTIVITIES       (1,261,631)
                                                            --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from bank line of credit                        350,000
        Repayments of bank line of credit                       (350,000)
        Distributions to stockholders                         (1,060,000)
                                                            --------------
                   NET CASH USED BY FINANCING ACTIVITIES      (1,060,000)
                                                            --------------

                   NET DECREASE IN CASH                       (1,017,798)

CASH AT BEGINNING OF YEAR                                      1,107,614
                                                            --------------

CASH AT END OF YEAR                                         $     89,816
                                                            =============



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
	Cash paid during the year for:
                Interest                                    $     32,754
                                                            =============

                Income taxes                                $          0
                                                            =============


                See Accompanying Notes to Financial Statements.

                           SIMONSEN IRON WORKS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2004


1.      NATURE OF BUSINESS

The Company was founded in 1906 and was subsequently incorporated in Iowa and currently operates as a contract manufacturer with an emphasis on the fabrication of steel products for its customers. The Company's plant and administrative offices are located in Spencer, Iowa.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash
----
For purposes of the statement of cash flows, the Company considers cash on hand, deposits in banks, and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable
-------------------
The Company grants credit to customers, substantially all of whom are located in Iowa and surrounding states. The accounts receivable are all non interest bearing trade receivables and are stated at the amount management expects to collect from balances outstanding at year-end. Management has concluded that realization losses on balances outstanding at year-end will be immaterial based on the assessment of the credit history with customers having outstanding balances and current relationships with them and, therefore, has not established an allowance for doubtful accounts.

Inventories
-----------
Inventories are valued at lower of cost or market, using the first-in, first-out method. Finished goods and work-in-process include direct labor, materials, and factory overhead costs.

Property, Plant, and Equipment
------------------------------
Property, plant, and equipment are carried at cost less accumulated deprecation. Depreciation is provided over the estimated useful lives of the assets by using the straight-line method.

Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized.
When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

Revenue Recognition
-------------------
The majority of the Company's sales are picked up by customers at the Company's plant. For other sales, the Company ships products by third party carriers. The Company recognizes revenues from sales when title to the products is passed to the customer and risk of loss transfers to the customer or an unrelated third party, which occurs at the point of shipping for products picked up by customers or when shipped by third party carriers.

Cost of Goods Sold
------------------
The components of cost of goods sold include all direct materials and direct labor associated with the manufacturing of the Company's products. In addition, an allocation of factory overhead costs is included in cost of goods sold.

                           SIMONSEN IRON WORKS, INC.
                 NOTES TO FINANCIAL STATEMENTS - Continued
                               DECEMBER 31, 2004


2.      SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES - Continued

Income Taxes
------------
The Corporation has elected to have its income taxed as a Subchapter S corporation under the Internal Revenue Code. The taxable income is passed through to the stockholders who report their share of income on their individual income tax returns and, therefore, no federal or state income taxes are reflected in these financial statements. The Company, however, may be subject to income taxes on asset disposals if certain conditions are met.

Use of Estimates
----------------
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.      CONCENTRATION OF CREDIT RISKS

Major Customer
--------------

A major customer accounted for approximately 80% of total sales in 2004. Accounts receivable due from this customer were $720,627 at December 31, 2004.

Cash Accounts
-------------

The Company had a cash balance of $123,889 in excess of FDIC insured limits at December 31, 2004.


4.      INVENTORIES

		Inventories consisted of the following:

		Finished merchandise 		$     33,592
                Work in process                      718,131
                Raw materials                        342,725
                                                -------------
                TOTAL                           $  1,094,448
                                                =============

5.      BANK LINE OF CREDIT

The Company established a bank line of credit for $500,000 on September 1, 2004 which expires on September 4, 2005. The line of credit is secured by the Company's accounts receivable, inventory, and equipment and carries a variable interest rate at 1.50% over the Wall Street Journal prime rate.

                           SIMONSEN IRON WORKS, INC.
                 NOTES TO FINANCIAL STATEMENTS - Continued
                               DECEMBER 31, 2004


6.      NOTE PAYABLE TO STOCKHOLDERS AND RELATED PARTY TRANSACTIONS

Note payable to stockholders consisted of:

Debenture note payable to stockholders David
 and Joan Bailey, due October 15, 2019, unsecured,
 interest at 10% paid monthly, and principal
 amortized over 10 years beginning November 15, 2009.     $   319,400
                                                          ===========
Interest expense on this debt was $31,940 in 2004.


7.      EMPLOYEE BENEFIT PLAN

The Company has a 401(k), employee benefit plan, covering all employees who have met a length of service requirement.
Contributions to the plan were $47,269 in 2004.


8.      COMMITMENTS AND CONTINGENCIES

The Company had committed to purchase shop equipment at December
31, 2004 in the amount of $34,748 that was to be delivered and installed in 2005.

The Company is a defendant in a wage discrimination lawsuit that commenced in 2003. The case is presently set to go to trial in 2005. The Company has contested the case vigorously and does not expect its outcome to have a material impact on its financial position.


9.      SUBSEQUENT EVENT

On April 11, 2005, the Company and its stockholders entered into an agreement and plan of merger with Cycle Country Accessories Corp. (Cycle Country) to merge the Company into a wholly-owned subsidiary of Cycle Country in exchange for $7 million in cash and approximately 1.2 million shares of Cycle Country's common stock. The number of shares is subject to adjustment depending upon the closing price of Cycle Country's stock over a defined period of time after the merger transaction's closing date of April 29, 2005.

                           SIMONSEN IRON WORKS, INC.
                             FINANCIAL STATEMENTS
                              FOR THE YEAR ENDED
                             DECEMBER 31, 2003 AND
                          INDEPENDENT AUDITORS' REPORT

                          Winther, Stave & Co., LLC
                         Certified Public Accountants


1316 West 18th Street                                   1004 21st Street #4
PO Box 175                                              P.O. Box 187
Spencer, Iowa 51301-0175                                Milford, Iowa 51351
Phone 712-262-3117                                      Phone 712-338-2488
FAX 712-262-3159                                        FAX 712-338-2510






                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Simonsen Iron Works, Inc.
Spencer, IA   51301


We have audited the accompanying balance sheet of Simonsen Iron Works, Inc. as of December 31, 2003 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Simonsen Iron Works, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.




/s/ Winther, Stave & Co., LLP




July 21, 2005

                           SIMONSEN IRON WORKS, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 2003


                                     ASSETS
                                     ------

CURRENT ASSETS:
        Cash (Note 3)                                  $1,107,614
        Accounts receivable (Note 3)                      728,230
        Inventories (Note 4)                            1,081,609
        Prepaid insurance                                  26,894
                                                        ---------
           TOTAL CURRENT ASSETS                         2,944,347
                                                        ---------
PROPERTY, PLANT, AND EQUIPMENT:
        Land                                               62,879
        Buildings and improvements                      2,864,310
        Shop equipment                                  5,046,634
        Office equipment                                  164,648
        Transportation equipment                          182,599
        Construction in progress (Note 8)                 241,196
                                                        ---------
           TOTAL PROPERTY, PLANT, AND EQUIPMENT         8,562,266
        Less accumulated depreciation                   3,228,128
                                                        ---------
           PROPERTY, PLANT, AND EQUIPMENT - NET         5,334,138
                                                        ---------

OTHER ASSETS:
        Cash value of life insurance                       94,390
                                                        ---------

           TOTAL ASSETS                                $8,372,875
                                                        =========

                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------

CURRENT LIABILITIES:
        Accounts payable                              $   285,004
        Accrued expenses                                  120,024
        Accrued taxes - other                              22,389
                                                       ---------
           TOTAL CURRENT LIABILITIES                      427,417

NOTE PAYABLE TO STOCKHOLDERS (Note 6)                     319,400
                                                       ----------

           TOTAL LIABILITIES                              746,817
                                                       ----------
STOCKHOLDERS' EQUITY:
	Common stock, $100 par value,
          authorized 1,000 shares,
          issued 40 shares                                  4,000
        Retained earnings                               7,622,058
                                                       ----------
           TOTAL STOCKHOLDERS' EQUITY                   7,626,058
                                                       ----------


           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $8,372,875
                                                       ==========


                See Accompanying Notes to Financial Statements.

                           SIMONSEN IRON WORKS, INC.
                 STATEMENT OF INCOME AND RETAINED EARNINGS
                   FOR THE YEAR ENDED DECEMBER 31, 2003



SALES                                                  $8,127,636

COST OF SALES                                           4,922,839
                                                       ----------

     GROSS PROFIT                                       3,204,797

EXPENSES:
  Selling, general, and administrative expenses         1,352,164
                                                       ----------

     OPERATING INCOME                                   1,852,633
                                                       ----------

OTHER INCOME (EXPENSE):
  Interest expense (Note 6)                               (31,940)
  Interest income                                           6,834
  Other income                                              2,529
                                                       ----------
     TOTAL OTHER EXPENSES - NET                           (22,577)
                                                       ----------
     NET INCOME                                         1,830,056

LESS DISTRIBUTIONS TO STOCKHOLDERS                       (892,800)

RETAINED EARNINGS - BEGINNING OF YEAR                   6,684,802
                                                       ----------

RETAINED EARNINGS - END OF YEAR                        $7,622,058
                                                       ==========




                See Accompanying Notes to Financial Statements.

                           SIMONSEN IRON WORKS, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2003


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $1,830,056
  Adjustments to reconcile net income to net cash
    provided from operating activities:
      Depreciation                                         278,261
  Change in assets and liabilities:
      Accounts receivable                                   26,982
      Inventories                                         (283,735)
      Prepaid insurance                                     (7,120)
      Cash value of life insurance                         (10,164)
      Accounts payable                                      28,302
      Accrued expenses                                       4,154
                                                        ----------
        NET CASH PROVIDED BY OPERATING ACTIVITIES        1,866,736
                                                        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant, and equipment             (334,122)
                                                        ----------
        NET CASH USED BY INVESTING ACTIVITIES             (334,122)
                                                        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to stockholders                           (892,800)
                                                        ----------
        NET CASH USED BY FINANCING ACTIVITIES             (892,800)
                                                        ----------

        NET INCREASE IN CASH                               639,814

CASH AT BEGINNING OF YEAR                                  467,800
                                                        ----------

CASH AT END OF YEAR                                     $1,107,614
                                                        ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
      Interest                                          $   31,940
                                                        ==========

      Income taxes                                      $        0
                                                        ==========


                See Accompanying Notes to Financial Statements.

                           SIMONSEN IRON WORKS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 2003


1.      NATURE OF BUSINESS

        The Company was founded in 1906 and was subsequently incorporated in Iowa and currently operates as a contract manufacturer with an emphasis on the fabrication of steel products for its customers.
The Company's plant and administrative offices are located in Spencer, Iowa.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Cash
        ----
        For purposes of the statement of cash flows, the Company considers cash on hand, deposits in banks, and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        Accounts Receivable
        -------------------
        The Company grants credit to customers, substantially all of whom are located in Iowa and surrounding states. The accounts receivable are all non interest bearing trade receivables and are stated at the amount management expects to collect from balances outstanding at year-end. Management has concluded that realization losses on balances outstanding at year-end will be immaterial based on the assessment of the credit history with customers having outstanding balances and current relationships with them and, therefore, has not established an allowance for doubtful accounts.

        Inventories
        -----------
        Inventories are valued at lower of cost or market, using the first-in, first-out method. Finished goods and work-in-process include direct labor, materials, and factory overhead costs.

        Property, Plant, and Equipment
        ------------------------------
        Property, plant, and equipment are carried at cost less accumulated deprecation. Depreciation is provided over the estimated useful lives of the assets by using the straight-line method.

        Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

        Revenue Recognition
        -------------------
        The majority of the Company's sales are picked up by customers at the Company's plant. For other sales, the Company ships products by third party carriers. The Company recognizes revenues from sales when title to the products is passed to the customer and risk of loss transfers to the customer or an unrelated third party, which occurs at the point of shipping for products picked up by customers or when shipped by third party carriers.

        Cost of Goods Sold
        ------------------
        The components of cost of goods sold include all direct materials and direct labor associated with the manufacturing of the Company's products. In addition, an allocation of factory overhead costs is included in cost of goods sold.

                           SIMONSEN IRON WORKS, INC.
                  NOTES TO FINANCIAL STATEMENTS - Continued
                              DECEMBER 31, 2003


2.      SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES - Continued

        Income Taxes
        ------------
        The Corporation has elected to have its income taxed as a Subchapter S corporation under the Internal Revenue Code. The taxable income is passed through to the stockholders who report their share of income on their individual income tax returns and, therefore, no federal or state income taxes are reflected in these financial statements. The Company, however, may be subject to income taxes on asset disposals if certain conditions are met.

        Use of Estimates
        ----------------
        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.      CONCENTRATION OF CREDIT RISKS

        Major Customer
        --------------

        A major customer accounted for approximately 72% of total sales in 2003. Accounts receivable due from this customer were $599,475 at December 31, 2003.

        Cash Accounts
        -------------

        The Company had a cash balance of $1,091,342 in excess of FDIC insured limits at December 31, 2003.


4.      INVENTORIES

        Inventories consisted of the following:

        Finished merchandise              $   48,439
        Work in process                      857,184
        Raw materials                        175,986
                                          ----------
        TOTAL                             $1,081,609
                                          ==========

5.      BANK LINE OF CREDIT

        The Company had a bank line of credit for $500,000 which expired on June 27, 2003 and was not renewed. There was no activity on it in 2003.

                           SIMONSEN IRON WORKS, INC.
                   NOTES TO FINANCIAL STATEMENTS - Continued
                              DECEMBER 31, 2003


6.      NOTE PAYABLE TO STOCKHOLDERS AND RELATED PARTY TRANSACTIONS

        Note payable to stockholders consisted of:

        Debenture note payable to stockholders David and
        Joan Bailey, due October 15, 2019, unsecured,
        interest at 10% paid monthly, and principal amortized
        over 10 years beginning November 15, 2009.                 $   319,400

        Interest expense on this debt was $31,940 in 2003.


7.      EMPLOYEE BENEFIT PLAN

        The Company has a 401(k), employee benefit plan, covering all employees who have met a length of service requirement. The
Company matches 100% of the first 3% contributed by the employee.
Contributions to the plan were $48,337 in 2003.


8.      COMMITMENTS AND CONTINGENCIES

        The Company initiated a construction project in 2003 that was in process at December 31, 2003. Additionally, subsequent to year-end, the Company committed to purchasing a tract of land adjacent to its current location and constructing an addition to its manufacturing facility. The total unpaid commitments for the projects are approximately $1,080,000.

        The Company is a defendant in a wage discrimination lawsuit that commenced in 2003. The case is presently set to go to trial in 2006. The Company has vigorously contested the case and does not expect its outcome to have a material impact on its financial position.


9.      SUBSEQUENT EVENT

        On April 11, 2005, the Company and its stockholders entered into an agreement and plan of merger with Cycle Country Accessories
Corp. (Cycle Country) to merge the Company into a wholly-owned subsidiary of Cycle Country in exchange for $7 million in cash and $8 million in shares of Cycle Country's common stock. The transaction closed on April 29, 2005.

Introduction to Unaudited Pro Forma Combined Consolidated Financial Information


As is more fully described on the Current Report on Form 8-K filed by the Company on May 6, 2005, the Company acquired and merged with Simonsen Iron Works Inc. At Closing, the Company paid $15,000,000 for all of the Simonsen Iron Works Inc. stock, which consisted of $7,000,000 in cash and $8,000,000 in common stock of the Company. In connection with the acquisition and merger, the Company borrowed $7,000,000 from a commercial lender. The proceeds from the debt were used to provide the cash portion of the acquisition and merger agreement.

The following sets forth certain unaudited pro forma combined consolidated financial information of Cycle Country Accessories Corp. and subsidiaries (the Company) as of March 31, 2005 and for the year ended September 30, 2004 and the six months ended March 31, 2005. The unaudited pro forma combined consolidated balance sheet at March 31, 2005 combines the historical consolidated balance sheet of Cycle Country Accessories Corp. and subsidiaries at March 31, 2005 with the historical consolidated balance sheet of Simonsen Iron Works Inc. at April 30, 2005 and gives effect to the acquisition and related financing as if such transaction occurred on March 31, 2005. The unaudited pro forma combined consolidated statements of income for the year ended September 30, 2004 and the six months ended March 31, 2005 combine the historical consolidated statements of income of Cycle Country Accessories Corp. and subsidiaries for the respective periods with the historical consolidated statements of income of Simonsen Iron Works Inc. for the year ended December 31, 2004 and the six months ended March 31, 2005, respectively, and gives effect to the Simonsen
Iron Works Inc. acquisition and related financing as if such transactions occurred at the beginning of the year ended September 30, 2004 and the six months ended March 31, 2005, respectively. Due to different fiscal year ends for the Company and Simonsen Iron Works Inc., the two historical statements of income of Simonsen Iron Works presented in this pro forma financial information contain an overlap of three months of income and expenses, October, November and December 2004.

The unaudited pro forma combined consolidated financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable and which have been made solely for the purposes of developing such pro forma information. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Proforma adjustments reflect the recording of the fair value of the assets acquired and the liabilities to be assumed of Simonsen Iron Works. The unaudited pro forma combined consolidated financial information is presented for informational purposes only and does not purport to represent the Company's results of operations or financial position that would have resulted had the acquisition been consummated as of the date or for the periods indicated. Additionally, the pro forma combined statements of income should not be considered indicative of expected future results. The acquisition has been accounted for herein by the purchase method of accounting. The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing which may be adjusted.

The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company included in the Company's 2004 Annual Report on Form 10-KSB and its most recent Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission and the financial statements of Simonsen Iron Works Inc. included in this Current Report on Form 8-K/A.


Cycle Country Accessories Corp. and Subsidiaries
Unaudited Pro Forma Combined Consolidated Balance Sheet
March 31, 2005
                                                                      Historical                             Pro Forma
                                                             ----------------------------        --------------------------------
                                                             Cycle Country   Simonsen Iron
                                                              Accessories     Works Inc.          Adjustments          Combined
                                                             ------------    ------------        ------------        ------------
                                     Assets
Current Assets:
   Cash and cash equivalents                                 $  1,438,492    $    124,394        $    (11,825)(e)    $  1,551,061
   Accounts receivable, net                                       541,664         458,656            (114,966)(g)         885,354
   Inventories                                                  4,826,093         969,926                               5,796,019
   Income taxes receivable                                        242,065                                                 242,065
   Deferred income taxes                                           75,685                                                  75,685
   Prepaid expenses and other                                      97,349          32,374                                 129,723
                                                             ------------    ------------        ------------        ------------
            Total current assets                                7,221,348       1,585,350            (126,791)          8,679,907
                                                             ------------    ------------        ------------        ------------

Property, plant, and equipment, net                             2,861,300       6,255,416           4,843,919(b)       13,970,635
                                                                                                       10,000(f)
Intangible assets, net                                            191,646                                                 191,646
Goodwill                                                           41,700                           4,848,446(b)        4,890,146
Other assets                                                       25,000          99,370              11,825(e)          136,195
                                                             ------------    ------------        ------------        ------------
                  Total assets                               $ 10,340,994    $  7,940,136        $  9,587,399        $ 27,868,529
                                                             ============    ============        ============        ============

                      Liabilities and Stockholders' Equity

Current Liabilities:
    Accounts payable                                         $    483,951    $    152,487        $   (114,966)(g)    $    521,472
    Accrued expenses                                              865,632         195,325              60,000(f)        1,120,957
    Current portion of bank note payable                                                              521,458(c)          521,458
                                                             ------------    ------------        ------------        ------------
           Total current liabilities                            1,349,583         347,812             466,492           2,163,887
                                                             ------------    ------------        ------------        ------------
Long-Term Liabilities:
    Bank note payable, less current portion                                                         6,478,542(c)        6,478,542
    Deferred income taxes                                         126,209                           2,284,689(b)        2,410,898
                                                             ------------    ------------        ------------        ------------
                  Total liabilities                             1,475,792         347,812           9,229,723          11,053,327
                                                             ------------    ------------        ------------        ------------
Stockholders' Equity:
   Preferred stock                                                     --                                                      --
   Common stock - registrant                                          510                                 120(d)              630
   Common stock - target                                                            4,000              (4,000)(a)              --
   Additional paid-in capital                                   6,379,819                           7,999,880(d)       14,379,699
   Retained earnings                                            2,484,873       7,588,324          (7,588,324)(a)       2,434,873
                                                                                                      (50,000)(f)
                                                             ------------    ------------        ------------        ------------
           Total stockholders' equity                           8,865,202       7,592,324             357,676          16,815,202
                                                             ------------    ------------        ------------        ------------
Total liabilities and stockholders' equity                   $ 10,340,994    $  7,940,136        $  9,587,399        $ 27,868,529
                                                             ============    ============        ============        ============


Cycle Country Accessories Corporation and subsidiaries
Notes to the Pro Forma Combined Consolidated Balance Sheet
March 31, 2005
(unaudited)

The Pro Forma consolidated balance sheet assumes that the acquisition occurred on March 31, 2005.

(a) Reflects the elimination of Simonsen Iron Works historical stockholders equity which was not part of the acquisition and merger.

               Common stock                        $     4,000
               Retained earnings                     7,588,324

(b) Reflects the allocation of the purchase price to the estimated fair value of assets and certain liabilities as follows:

               Purchase price                      $15,000,000

               Net book value of assets acquired    (7,940,136)
               Net book value of liabilities
                   Assumed                             347,812
                                                   -----------
                   Sub-total                         7,407,676

               Less fair value adjustments of
                   Property, plant & equipment
                     (various lives)                (4,843,919)
               Add deferred income tax liability     2,284,689
                                                   -----------
               Excess of cost over fair value of
                   Net assets acquired (goodwill)  $ 4,848,446

(c) reflects the debt to finance the Simonsen's acquisition. The loans are payable in monthly installments (principal + interest) with $3,000,000 having a 7 year term and $4,000,000 having a 15 year term.

               Current portion of bank
                   notes payable                   $   521,458
               Notes payable - bank, net of
                   current portion                   6,478,542
                                                   -----------
               Total notes payable - bank          $ 7,000,000

(d) Reflects the issuance of Cycle Country Accessories Corp common stock to the shareholders of Simonsen Iron Works Inc. to acquire the assets and liabilities of Simonsen's.

               Common stock, par value $0.0001
                   1,203,008 shares issued         $       120
               Additional paid-in capital            7,999,880
                                                   -----------
                   Total value                     $ 8,000,000

(e) Reflects deferred financing charges incurred in connection with the bank debt which will be amortized over seven years.

               Unamortized loan costs              $    11,825

(f) Reflects accrual of estimated legal and other professional fees relating to the acquisition and merger of Simonsen's.

               Accrued expenses                    $   (60,000)
               Land                                     10,000
               Retained earnings                        50,000

(g)  Reflects elimination of intercompany receivables and payables.

               Accounts receivable                 $  (114,966)
               Accounts payable                        114,966


                CYCLE COUNTRY ACCESSORIES CORP. AND SUBSIDIARIES
                ------------------------------------------------
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
             ------------------------------------------------------
                      FOR THE YEAR ENDED SEPTEMBER 30, 2004
                      -------------------------------------


                                                                       Historical                       Pro Forma
                                                              ----------------------------    -------------------------------
                                                              Cycle Country  Simonsen Iron
                                                              Accessories      Works Inc.     Adjustments          Combined
                                                              ------------    ------------    ------------       ------------
NET SALES .................................................   $ 20,665,674    $ 10,155,276    $ (8,136,158)(a)   $ 22,684,792

Cost of Goods Sold ........................................    (15,352,494)     (6,747,156)      8,136,158(a)     (13,963,492)
                                                              ------------    ------------    ------------       ------------

                Gross Profit ..............................   $  5,313,180    $  3,408,120              --       $  8,721,300

Selling, General and Administrative .......................                                   $   ( 50,000)(g)
  Expenses ................................................     (2,985,598)     (2,249,092)       (174,437)(c)     (5,459,127)
                                                              ------------    ------------    ------------       ------------

                Income from Operations ....................   $  2,327,582    $  1,159,028    $   (224,437)      $  3,262,173

                                                                                                  (337,490)(b)
Non-Operating Expense, Net ................................        (99,243)         (6,487)         (1,689)(e)       (444,909)
                                                              ------------    ------------    ------------       ------------
                Income Before Provision
                 for Income  Taxes ........................   $  2,228,339    $  1,152,541    $   (563,616)      $  2,817,264

Provision for Income Taxes ................................        609,994              --         305,891(d)         915,885
                                                              ------------    ------------    ------------       ------------

                Net Income ................................   $  1,618,345    $  1,152,541    $   (869,507)      $  1,901,379

Dividends on Preferred Stock ..............................         52,395              --              --             52,395
                                                              ------------    ------------    ------------       ------------
                Net Income Available to
                 Common Stockholders ......................   $  1,565,950    $  1,152,541    $   (869,507)      $  1,848,984
                                                              ============    ============    ============       ============
Weighted Average Shares of Common
    Stock Outstanding:
       Basic ..............................................      4,304,682                       1,203,008(f)       5,507,690
       Diluted ............................................      4,563,661                       1,203,008(f)       5,766,669
Earnings Per Common Share:
       Basic ..............................................   $       0.36                                       $       0.34
       Diluted ............................................   $       0.35                                       $       0.33

                CYCLE COUNTRY ACCESSORIES CORP. AND SUBSIDIARIES
                ------------------------------------------------
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
             ------------------------------------------------------
                     FOR THE SIX MONTHS ENDED MARCH 31, 2005
                     ---------------------------------------

                                                                              Historical                       Pro Forma
                                                                      ----------------------------  ------------------------------
                                                                     Cycle Country  Simonsen Iron
                                                                      Accessories      Works Inc.   Adjustments        Combined
                                                                      -----------    -----------    -----------       -----------
NET SALES .........................................................   $ 8,432,964    $ 4,567,677    $(3,735,475)(a)   $ 9,265,166

Cost of Goods Sold ................................................    (5,957,978)    (3,686,543)     3,735,475(a)     (5,909,046)
                                                                      -----------    -----------    -----------       -----------

                Gross Profit ......................................   $ 2,474,986    $   881,134             --       $ 3,356,120

Selling, General and Administrative ...............................                                 $   (50,000)(g)
Expenses ..........................................................    (1,693,400)    (1,624,692)       (53,988)(c)    (3,422,080)
                                                                      -----------    -----------    -----------       -----------
                Income (Loss) from
                 Operations .......................................   $   781,586    $  (743,558)   $  (103,988)      $   (65,960)

                                                                                                       (202,456)(b)
Non-Operating Income (Expense), Net ...............................        65,555        (22,832)          (845)(e)      (160,578)
                                                                      -----------    -----------    -----------       -----------
                Income (Loss) Before
                Provision for Income
                 Taxes ............................................   $   847,141    $  (766,390)   $  (307,289)      $  (226,538)

Income Tax Expense (Benefit) ......................................       300,735             --       (381,156)(d)       (80,421)
                                                                      -----------    -----------    -----------       -----------

                Net Income (Loss) .................................   $   546,406    $  (766,390)   $    73,867       $  (146,117)
                                                                      ===========    ===========    ===========       ===========
Weighted Average Shares of Common
    Stock Outstanding:
       Basic ......................................................     5,043,848                     1,203,008(f)      6,246,856
       Diluted ....................................................     5,317,459                     1,203,008(f)      6,520,467

Earnings Per Common Share:
       Basic ......................................................   $      0.11                                     $     (0.02)
       Diluted ....................................................   $      0.10                                     $     (0.02)

Cycle Country Accessories Corporation and subsidiaries
Notes to the Pro Forma Combined Consolidated Statements of Income for the Year ended September 30, 2004 and the Six Months ended March 31, 2005 (unaudited)

The Pro Forma consolidated statements of income assume that the acquisition occurred at the beginning of each pro forma period being reported.

During Simonsen's fourth quarter ended December 31, 2004, a one-time bonus in the amount of $860,000 was issued to an officer/shareholder for the purpose of acquiring all of the Simonsen's common stock owned by another shareholder. Had this one-time bonus not occurred Simonsen's historical net income reflected in the pro forma statements of income would be $2,012,541 for the year and $93,610 for the six months, respectively, and overall pro forma combined net income would be $2,407,058 for the year and $408,583 for the six months, respectively. Earnings per share, basic and diluted, would be $0.44 and $0.43 for the year and $0.07 and $0.06 for the six months, respectively.

                                                                     Year Ended     Six Months
                                                                    September 30,  Ended March 31,
                                                                        2004           2005
                                                                     -----------    -----------
(a)  To properly eliminate intercompany sales
       Net Sales ...............................................     $(8,136,158)   $(3,735,475)
       Cost of Goods Sold ......................................       8,136,158      3,735,475

(b)  To reflect interest expense on the bank notes payable of
     $3,000,000 and $4,000,000 at prime plus 0.50%,
     respectively.  The interest rate can never exceed 9% or
     be less than 5%.  The average prime rate for fiscal 2004
     was 4.5% and 5.375% for the first six months of fiscal 2005
       Interest Expense ........................................     $   337,490    $   202,456

(c)  To reflect the net change in depreciation expense as the acquired Simonsen's assets are adjusted to fair market
     value
       Simonsen's Historical Depreciation Expense ..............     $   294,425    $   180,443
       New Depreciation Expense After Adjustment ...............        (468,862)      (234,431)
                                                                     -----------    -----------
          Net Increase .........................................     $  (174,437)   $   (53,988)

                                                                     Year ended     Six months
                                                                    September 30,  ended March 31,
                                                                        2004           2005
                                                                     -----------    -----------
(d)  To reflect additional provision for taxes using a 34%
     effective tax rate on Simonsen's and to tax effect the
     other pro forma adjustments
       Income Tax Expense (Benefit) ...........................      $   305,891    $  (381,156)

(e)  To reflect amortization of financing cost incurred on bank loans over the life of the shorter term loan, seven years
       Interest Expense .......................................      $     1,689    $       845

(f)  To reflect common shares issued as stipulated in the
     acquisition and merger agreement between Cycle Country
     and Simonsen's and assumed outstanding for the entire
     year and six months, respectively
       Common Shares Issued ...................................        1,203,008      1,203,008

(g)  To reflect the estimated legal and other professional
     fees indirectly related to the acquisition of Simonsen
     Iron Works Inc.
       Selling, General and Administrative ....................      $    50,000    $    50,000